SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                          Date of Report    May 3, 2002

                              SPARTECH CORPORATION
              (Exact name of registrant as specified in its charter)


          DELAWARE                     1-5911               43-0761773
(State or other jurisdiction       (Commission            (IRS Employer
of incorporation)                   File Number)        Identification No.)


     120 S. CENTRAL AVENUE, SUITE 1700, CLAYTON, MISSOURI               63105
     (Address of principal executive offices)                      (Zip Code)


           Registrant's telephone number:              (314) 721-4242













                              SPARTECH CORPORATION

                                    FORM 8-K


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     The Board of Directors of Spartech Corporation ("the Company"), upon the recommendation of its Audit Committee, decided to replace Arthur Andersen LLP ("Andersen") as the Company's independent public accountants effective on April 30, 2002 and engaged Ernst & Young ("E&Y") to serve as the Company's independent public accountants for the fiscal year 2002.

     Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended November 3, 2001 and October 28, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended November 3, 2001 and October 28, 2000, and through the date hereof, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for either of such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated May 3, 2002, stating its agreement with such statements.

     During the fiscal years ended November 3, 2001 and October 28, 2000, and through the date hereof, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter that was either the subject of a disagreement or a reportable event as set forth in Item 304(a)(2)(ii) of Regulation S-K.




                              SPARTECH CORPORATION

                                    FORM 8-K


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


   (c)  Exhibits.


        16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 3, 2002.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SPARTECH CORPORATION



Date   May 3, 2002            /S/Randy C. Martin
                              ------------------------
                              Randy C. Martin
                              Executive Vice President
                              and Chief Financial Officer